SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934

Filed by the registrant                    |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement

|X|   Definitive proxy statement

|_|   Definitive additional materials

|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Glimcher Realty Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      |_| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                     [LETTERHEAD OF GLIMCHER REALTY TRUST]
                              20 South Third Street
                              Columbus, Ohio 43215

                                                                March 30, 2000

Dear Shareholder:

      You are cordially invited to attend the 2000 annual meeting of shareholders, which will be held on Wednesday, May 10, 2000, beginning at 11:00 a.m. at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215.

      Information about the meeting and the various matters on which the common shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                    Sincerely,

                                    Herbert Glimcher
                                    Chairman

                              GLIMCHER REALTY TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 10, 2000

      The annual meeting of shareholders of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215, on Wednesday, May 10, 2000 at 11:00 a.m., local time, for the following purposes:

      1. To elect three trustees to serve until the 2003 annual meeting of shareholders, one trustee to serve until the 2001 annual meeting of shareholders, and one trustee to serve until the 2002 annual meeting of shareholders, and until their successors are elected and qualify.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

      3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      The Board of Trustees has fixed the close of business on March 20, 2000 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

      SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

      YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Trustees


                                          George A. Schmidt
                                          Secretary

March 30, 2000
Columbus, Ohio

[LOGO]

                              GLIMCHER REALTY TRUST
                              20 South Third Street
                              Columbus, Ohio 43215

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 10, 2000

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 10, 2000 at The Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

      This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about March 30, 2000.

      At the Annual Meeting, the holders of Common Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

      1. To elect three trustees to serve until the 2003 annual meeting of shareholder, one trustee to serve until the 2001 annual meeting of shareholders, and one trustee to serve until the 2002 annual meeting of shareholders, and until their successors are elected and qualify.

      2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2000; and

      3.    Such other business as may properly come before the Annual Meeting.

      Only the holders of record of the Common Shares at the close of business on March 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 23,773,201 Common Shares were outstanding.

      A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

      In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

      The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting, and pursuant to the Bylaws of the Company, because no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were received by the Company before November 27, 1999, no other business may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

      The Company's Board of Trustees (the "Board") currently consists of eleven members. The trustees currently are divided into three classes, consisting of four members (the "Class I Trustees") whose terms will expire at the 2001 annual meeting of shareholders, four members (the "Class II Trustees") whose terms will expire at the 2002 annual meeting of shareholders and three members (the "Class III Trustees") whose terms will expire at this Annual Meeting of Shareholders. During 1999, the Board voted to expand the Board by two members and elected William G. Cornely in Class I and Wayne S. Doran in Class II as additional trustees.

      The Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), currently provides for a maximum of fifteen (15) trustees.

      Pursuant to the Company's Declaration of Trust, at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the Class III Trustees will be elected to hold office for a term of three years until the annual meeting of shareholders to be held in 2003, and until their respective successors are duly elected and qualify.

      Pursuant to applicable law, a trustee elected by the Board to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies. Accordingly, at the Annual Meeting, William
G. Cornely, a Class I Trustee, and Wayne S. Doran, a Class II Trustee, will be elected to hold office for the remainder of the three year terms for their respective Class, and until their respective successors are duly elected and qualify. The term of Class I Trustees expires at the annual meeting of shareholders to be held in 2001 and the term of Class II Trustees expires at the annual meeting of shareholders to be held in 2002.

      Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

      The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals.

      Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the trustees or executive officers of the Company are related to each other.

Nominees for Election as Class III Trustees

      David J. Glimcher, 47, has been a trustee of the Company since September 1993. He served as President and Chief Executive Officer of the Company from September 1993 to May 1997, and as President and Chief Operating Officer of the Company from May 1997 to March 1998. In March 1998 Mr. Glimcher resigned as an officer of the Company. He is currently the President and Chief Executive Officer of The David J. Glimcher Company and President and Chief Executive Officer of Petroleum Realty Investment Partners, a joint venture with Lehman Brothers. Mr. Glimcher served as President and Chief Executive Officer of The Glimcher Company from 1987 to 1998. From 1984 until 1987, he was Vice President of The Glimcher Company with responsibilities for operations, leasing, acquisitions and development. Mr. Glimcher is a member of the International Council of Shopping Centers ("ICSC") and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") and is active in several charitable and cultural organizations. He is a member of the Executive Committee of the Board.

      Herbert Glimcher, 71, has been a trustee and Chairman of the Company since its inception in September 1993 and has served as Chief Executive Officer of the Company since May 1997. He served as President of the Company following David J. Glimcher's resignation in March 1998, until the appointment of Michael P. Glimcher as President in December, 1999. He served as Chairman of The Glimcher Company since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over 100 shopping centers during his approximately 40 year career in real estate. Mr.

Glimcher is a member of ICSC and is active in several charitable and cultural organizations. Mr. Glimcher is a member of the Management Committee and Executive Compensation Committee of the Board.

      Harvey Weinberg, 62, has been a trustee of the Company since July 1997. Mr. Weinberg has over 35 years experience as a retailer and manufacturer in the apparel industry, 25 years of which were spent at Hartmarx Corporation in various executive positions, during the last five of which he was Chairman and Chief Executive Officer. Mr. Weinberg is presently a member of the Board of Directors of Syms Corporation, a publicly traded NYSE company which is a retailer of men's and women's apparel, and Maurice Corporation, a venture capital backed retailer of men's sportswear. He serves on the advisory board of the J.L. Kellogg Graduate School of Management at Northwestern University and is an Academic Director in Kellogg's Executive Development Program. He is a visiting Executive Professor at the University of North Florida School of Business and serves on the school's Business Advisory Council. He is on the advisory board of Frontenac Company, and serves as a director of the National Retail Federation's Foundation Board. He is a former director of the American National Bank of Chicago and the Lakewood Bank and Trust of Dallas, Texas. He also served on the Advisory Board for the Center for Leadership and Career Studies at Emory Business School from 1988 to 1991, and the Dean's Board for the School of Letters and Science at the University of Wisconsin from 1993 to 1996. Mr. Weinberg is a member of the Executive Compensation Committee, the Executive Committee and the Audit Committee of the Board.

Nominee for Election as Class I Trustee

      William G. Cornely, 50, has been a trustee of the Company since October 20, 1999 and has served as Senior Vice President and Chief Financial Officer and Treasurer of the Company since April 15, 1997. On March 9, 1998, he was promoted to Senior Executive Vice President and given the additional office of Chief Operating Officer. On March 9, 1999, he was promoted to Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. (a predecessor to PricewaterhouseCoopers LLP) from 1977 to 1997 and was a partner of such firm from 1986 until he joined the Company in 1997. Mr. Cornely is a member of ICSC and NAREIT and is active in several charitable organizations. He also serves on the Governmental Affairs Steering Committee for the Greater Columbus Chamber of Commerce. Mr. Cornely is a member of the Management Committee of the Board.

Nominee for Election as Class II Trustee:

      Wayne S. Doran, 64, has been a trustee of the Company since October, 1999. He is a vice president of Ford Motor Company and chairman of the board of Ford Motor Land Services Corporation ("Ford Land"), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became chief executive of Ford Land when it was formed in 1970. Before joining Ford, Mr. Doran served as vice president and general manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, chairman of the executive committee of the Metropolitan Realty Corporation, chairman of the Detroit Metropolitan Wayne County Airport Commission, and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation and the Arizona State University Research Park, The Drachman Institute and the PGA TOUR Golf Course Properties. He is a member of the board of governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of Henry Ford Health System.

Other Trustees whose Terms of Office Continue after the Annual Meeting

      Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

      Philip G. Barach, 70, has been a trustee of the Company since January 1994. He is currently a private investor and was the chairman of the board of U.S. Shoe Corporation, a national retailer, from 1990 until 1993. Prior thereto, he was the chairman of the board, president and chief executive officer of U.S. Shoe Corporation from 1966 until 1990. He is a director of Union Central Life Insurance Company, R.G. Barry Corporation, and Bernard Chaus, Inc., and is a member of the Board of Advisors of the College of Nursing & Health, a division of the University of Cincinnati. Mr. Barach also is a director of three privately-held companies, Rack Room Shoes, for whom he also acts as a consultant, AmAsia International Ltd. and PC On Call. Mr. Barach is a Class I Trustee and a member of the Audit Committee, Chairman of the Executive Committee, and Chairman of the Executive Compensation Committee of the Board.

      Oliver Birckhead, 77, has been a trustee of the Company since January 1994. He has been a private investor since 1988 and was the president and chief executive officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1988. Mr. Birckhead is active in several charitable and cultural organizations. Mr. Birckhead is a Class I Trustee, Chairman of the Audit Committee and a member of the Executive Compensation Committee and Executive Committee of the Board.

      E. Gordon Gee, 56, has been a trustee of the Company since January 1994. He was the president of The Ohio State University from 1990 to 1997, when he became the President of Brown University, where he will serve until April, 2000. In July, 2000, he will begin serving as Chancellor of Vanderbilt University. He was president of the University of Colorado from 1985 to 1990. He is a director of Banc One Corporation, The Limited, Inc., Asarco, Inc. and Intimate Brands. Inc. He is also a director of the American Council on Education, the Advisory Council of Presidents to the Association of Governing Boards of Universities and Colleges and the President's Commission of the National Collegiate Athletic Association. Dr. Gee has received many honors in the fields of law and education and is active in many charitable and cultural organizations. Dr. Gee is a Class I Trustee and a member of the Executive Compensation Committee of the Board.

      Michael P. Glimcher, 32, has been a trustee of the Company since June 1997 and was appointed President of the Company in December, 1999. Prior thereto, he was Executive Vice President of the Company since March, 1999, Senior Vice President of Leasing and Development of the Company since May, 1998, and Senior Vice President of Leasing since September, 1996. He was Vice President of Leasing since April 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of The Glimcher Company from the time he joined that Company in 1991. Mr. Glimcher is a vice president of the board of directors of the Hillel Foundation, and is a member of the Board of Governors of the Bexley Education Foundation. He is a director of Big Brothers/Big Sisters and the Young Leadership Division of the Columbus Jewish Federation. He is on the steering committee of the Columbus Speech and Hearing Center, the Young Leadership Group for United Way, and a member of the United Jewish Communities Young Leadership Cabinet. He is a member of the Columbus Metropolitan Club, the Value Retail News Advisory Board, ICSC and NAREIT. Mr. Glimcher is a Class II Trustee and a member of the Management Committee of the Board.

      George A. Schmidt, 52, has been a trustee of the Company since May 12, 1999 and has served as Senior Vice President of the Company since September 1996 and General Counsel and Secretary of the Company since May 1996. On March 9, 1999 he was promoted to Executive Vice President of the Company. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University, and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations, and is a member of ICSC and NAREIT. Mr. Schmidt has been a guest lecturer on shopping center leasing, legal and development issues for the American Bar Association and ICSC. Mr. Schmidt is a Class II Trustee and a member of the Management Committee of the Board.

      Alan R. Weiler, 66, has been a trustee of the Company since January 1994. Mr. Weiler has been the president of Archer-Meek-Weiler Agency Inc., an insurance agency, since 1970, and is currently Chairman of the Board of Archer-Meek-Weiler. He is a director of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee and is a member of the Executive Committee and the Executive Compensation Committee of the Board.

Board of Trustees' Meetings

      During the Company's fiscal year ended December 31, 1999, the Board held four regular quarterly meetings and one special meeting. All of the trustees attended at least 75% of the aggregate of (i) all of the Board meetings and (ii) with respect to each trustee, all of the Board meetings of the Committees on which such individual serves.

Board Committees

      The Board has an Audit Committee, an Executive Committee, an Executive Compensation Committee and a Management Committee. During 1999, the Board changed the name of the Executive Committee, consisting of certain senior executives of the Company, to the Management Committee, and appointed a new Executive Committee consisting of outside trustees. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

      The Audit Committee is composed of Messrs. Philip Barach, Oliver Birckhead and Harvey Weinberg. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company's internal accounting controls and review and approve any related-party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met two times during the fiscal year ended December 31, 1999.

      The Executive Committee is composed of Messrs. Philip Barach, Oliver Birckhead, Harvey Weinberg, Alan R. Weiler and David J. Glimcher. The function of the Executive Committee is to act as consultant to the senior executives of the Company on various business related issues, to oversee and supervise the Management Committee, and to otherwise represent the Board. During 1999 the Executive Committee acted informally as a nominating committee in the appointment of a new Company President. The Executive Committee met two times during the fiscal year ended December 31, 1999.

      The Executive Compensation Committee is composed of Messrs. Philip G. Barach, E. Gordon Gee, Alan R. Weiler, Herbert Glimcher, Oliver Birckhead and Harvey Weinberg. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers. In addition, the members of the Executive Compensation Committee are authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan"), and the 1993 Trustee Share Option Plan (the "Trustee Plan" and together with the Employee Plan, the "1993 Option Plans"). In 1997, the Executive Compensation Committee approved the 1997 Incentive Plan (the "1997 Plan" and together with the 1993 Option Plans, the "Option Plans"). The Executive Compensation Committee met three times during the fiscal year ended December 31, 1999.

      The Management Committee is composed of Messrs. Herbert Glimcher, Michael
P. Glimcher, George A. Schmidt and William G. Cornely. The function of the Management Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law. The Management Committee met four times during the fiscal year ended December 31, 1999.

Trustees' Compensation

      Each non-employee trustee of the Company receives an annual fee of $15,000, plus a fee of $1,000 for each meeting attended, except that, from January 1, 1998 until December 31, 1999, David J. Glimcher did not receive any trustees' fees. Each non-employee trustee is eligible to receive grants of options to purchase Common Shares under the Trustee Plan and the 1997 Plan, and it is the Company's current intention to make annual grants of options to purchase 3,000 Common Shares to each such non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

      On March 10, 1999, Messrs. Philip Barach, Oliver Birckhead, E. Gordon Gee, Alan R. Weiler, Harvey Weinberg and David J. Glimcher were each granted, under the 1997 Plan, options to purchase 3,000 Common Shares at an exercise price of $15.00 per share. The options granted to them were vested and exercisable immediately upon the grant thereof.

--------------------------------------------------------------------------------
The Board recommends a vote "FOR" the election of each of Herbert Glimcher, David J. Glimcher and Harvey Weinberg to serve until the 2003 annual meeting of shareholders, until their successors are elected and qualify and the election of William G. Cornely to serve until the 2001 annual meeting of shareholders and Wayne S. Doran to serve until the 2002 annual meeting of shareholders, until their successors are elected and qualify.
--------------------------------------------------------------------------------

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board, on the recommendation of the Audit Committee, has appointed the firm of Price-waterhouseCoopers LLP, which firm was engaged as independent public accountants for the fiscal year ended December 31, 1999, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

--------------------------------------------------------------------------------
The Board recommends a vote "FOR" the proposed ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

      The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board. Effective December 8, 1999, Michael P. Glimcher was appointed President of the Company and P. Martin Yates was appointed Senior Vice President of Leasing effective January 1, 2000.

      Herbert Glimcher, Chairman of the Board and Chief Executive Officer. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 - Election of Trustees."

      Michael P. Glimcher, President. Biographical information regarding Mr. Michael P. Glimcher is set forth under "Proposal 1 - Election of Trustees."

      William G. Cornely, Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer. Biographical information regarding Mr. Cornely is set forth under "Proposal I - Election of Trustees."

      George A. Schmidt, Executive Vice President, General Counsel and Secretary. Biographical information regarding Mr. Schmidt is set forth under "Proposal I - Election of Trustees."

      P. Martin Yates, 60, Senior Vice President of Leasing, joined the Company in January, 2000. For the past 20 years, Mr. Yates has served in various leasing positions with The Taubman Company, and was Senior Vice President during his last eight years with Taubman. Previously, Mr. Yates held the position of Vice President of Playback Electronics, a chain of retail electronic stores, and prior thereto he was in management at Montgomery Ward.

      William R. Husted, 63, Senior Vice President of Construction, was a trustee of the Company from May, 1996 until May, 1999, and has been the Senior Vice President of Construction of the Company since September 1996. Prior thereto, he served as Vice President of Development Services of the Company since January 1996 and as Vice President of Construction of the Company from September 1993 until January 1996. From 1985 to 1988, Mr. Husted served as Director of Construction of the Company's predecessor, The Glimcher Company.

      Alan S. Perlstein, 55, has been Senior Vice President of Development of the Company since February 1997. As Senior Vice President of Development, Mr. Perlstein is responsible for identifying and signing anchor tenants, as well as related development activities, identifying new sites and redevelopment opportunities for malls, power centers and grocery-anchored community centers. Mr. Perlstein began his career at The Taubman Company in 1969. He was the Senior Vice President of Real Estate at Western Development (now the Mills Corporation) from 1976 to 1986. From 1986 to 1997, he was Senior Vice President of Real Estate for New Market Development and Cousins Properties. While with New Market Development, Cousins Properties and Western Development, he identified sites, handled site acquisitions, and secured anchor tenants with respect to 43 projects in 13 states totaling approximately 11,750,000 square feet.

      John P. Hoeller, 60, has been Senior Vice President/Director of Properties of the Company since December 1997. Mr. Hoeller is responsible for the day-to-day marketing and operations of all of the Company's properties. He has over 20 years of experience in operating retail stores and shopping malls. From 1993 until 1997 he was Vice President, Regional Director of Properties for Wellspark Group, and from 1991 until 1993 he was Senior Vice President and Director of Stores for Barneys New York. He spent five years as Senior Vice President and General Manager at the Saks Fifth Avenue New York City flagship store, and was Vice President and Regional Director of the Detroit metropolitan area stores for J.L. Hudson Company for eight years. He was also Executive Vice President of The Taubman Company for three years.

      Daniel E. Devine, 58, Vice President/Director, Value Megamall Leasing, has been the Vice President/Director of Value Megamall Leasing for the company since December 1996. From 1993 to 1996 he was a principal of Devine & Associates. Mr. Devine has more than twenty years of experience as a leasing agent. He began his carrer with the Richard I. Rubin Co. as a leasing agent from 1975 to 1982, and continued as a leasing agent with The Taubman Company from 1982 to 1987. Mr. Devine was Vice President of Leasing at Western Development from 1987 to 1989. From 1989 to 1993 he was Vice President of Leasing for The Kaplan Group.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 1999, 1998 and 1997. The Company did not grant any restricted share awards or share appreciation rights, or make any long-term incentive plan payouts during the years indicated.

      Prior to the Company's initial public offering in January 1994, the Company's executive officers did not receive any form of compensation for services rendered to the Company.

                          Summary Compensation Table
                                                                   Long-Term
                                                                 Compensation
                                                                -------------
                                        Annual Compensation(1)  Common Shares
                                      -------------------------   Underlying
Name & Principal Position             Year    Salary      Bonus     Options
-------------------------             ----   --------   --------    -------
Herbert Glimcher (2)                  1999   $499,992   $195,693    270,000
President, Chairman of the Board      1998   $503,592   $192,784    100,000
and Chief Executive Officer           1997   $325,000   $113,750    275,000

William G. Cornely (2)                1999   $250,008   $ 85,328    120,000
Executive Vice President,             1998   $241,874   $ 79,365     50,000
Chief Operating Officer, Chief        1997   $142,482   $ 35,609     20,000
Financial Officer and Treasurer

Michael P. Glimcher (2)               1999   $236,667   $ 65,052    120,000
President                             1998   $228,600   $ 62,508     30,000
                                      1997   $207,957   $ 50,375     15,000

Alan S. Perlstein (2) (3)             1999   $200,000   $ 78,622     20,000
Senior Vice President                 1998   $211,171   $143,750     10,000
of Development                        1997   $212,899   $ 35,000     10,000

Daniel E. Devine (2)                  1999   $200,000   $203,000     20,000
Vice President, Value Megamall        1998   $215,769   $      0      5,000
Leasing                               1997   $224,622   $      0          0

(1) The total value of all perquisites and other personal benefits received by each officer was less than the lesser of $50,000 or ten percent of the total salary of and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year.

(2) The amount shown includes automobile allowances paid by the Company during 1999 in the amount of $2,400 for Herbert Glimcher, William G. Cornely, Michael P. Glimcher and Alan S. Perlstein, and $3,000 for Daniel E. Devine.

(3) The amount shown includes $23,671 and $37,899 for automobile allowances and relocation costs paid by the Company during 1998 and 1997, respectively, for the benefit of Alan Perlstein.

                        Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 1999 to the Named Executives. The Company did not grant any share appreciation rights during 1999.

Name                 Number of
----                 Securities    Percent of Total
                     Underlying   Options Granted to  Exercise or  Expiration      Grant Date
                     Options        Employees in      Base Price      Date       Present Value
                     Granted(#)      Fiscal Year       ($/Sh)         ----          ($) (1)
                     ----------      -----------       ------                    -------------

Herbert Glimcher       270,000            26.99%       $15.00         3/9/2009         $43,235

William G. Cornely     120,000            11.99%       $15.00         3/9/2009         $19,215

Michael P. Glimcher    120,000            11.99%       $15.00         3/9/2009         $19,215

Alan S. Perlstein        20,000             .02%       $15.00         3/9/2009         $ 3,203

Daniel E. Devine         20,000             .02%       $15.00         3/9/2009         $ 3,203

----------

      (1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.

                 Aggregated Option Exercise in Last Fiscal Year
                      End and Fiscal Year End Option Values

      During the fiscal year ended December 31, 1999, none of the Named Executives exercised any options granted to them. As of December 31, 1999, none of the options held by any of the Named Executives were in-the-money. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                                        Number of Securities
                                    Underlying Unexercised Options
                                      Held at December 31, 1999
              Name                     Exercisable/Unexercisable
              ----                    -------------------------

Herbert Glimcher                           423,332/745,000

William G. Cornely                          93,331/190,000

Michael P. Glimcher                         77,000/182,000

Alan S. Perlstein                            19,999/40,000

Daniel E. Devine                             18,332/35,000

Certain Relationships and Related Transactions

      In connection with its initial public offering, the Company and its affiliates acquired several properties (the "Glimcher Properties," or singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David J. Glimcher (collectively, the "Glimcher Entities"). In addition, at that time, the Company was granted options ("Purchase Options") to purchase, at the lower of cost or 90% of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities described above, who are also executive officers and/or trustees of the Company, in such parcels. As of December 31, 1999, the Company had Purchase Options in connection with the following parcels: (i) three undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 56.16 acres, of which management believes that two parcels are best suited to residential or other non-retail development and one parcel is owned in partnership where the minority partner has not consented to a transfer of such parcel to the Company; (ii) an approximately 64.8 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and (iii) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from one acre to approximately 12.7 acres. Each such option is exercisable only if the respective parcel is developed as a retail property.

      Certain of the transferors of the Glimcher Properties (i.e. Herbert Glimcher, all of Herbert Glimcher's children, including David J. Glimcher and Michael P. Glimcher, and a brother of Herbert Glimcher), who are also executive officers of the Company and/or immediate family members of such executive officers, own passive investments in certain tenants at some of the Company's properties. Annual rents paid by and accounts receivable from such tenants for the year ended December 31, 1999, were $350,000 and $137,000, respectively. The transferors of the Glimcher Properties believed at the time such leases were executed that their terms with such tenants were no less favorable to the landlord than those obtainable from independent third-party tenants.

      On October 16, 1996, the Company formed Glimcher Development Corporation, a wholly owned non-qualified REIT subsidiary ("GDC"), whose shareholders are:
(i) Glimcher Properties Limited Partnership ("GPLP") (holding a 95% non-voting economic interest in GDC), and (ii) Herbert Glimcher and Michael P. Glimcher (collectively holding a 100% voting interest and a 5% economic interest in GDC). GDC employs personnel in the construction, development, leasing and legal departments. GDC provides services for a fee, to the Company, to joint ventures in which the Company has an ownership interest, and to third parties. GDC allows the Company to earn non-qualified revenues without jeopardizing its REIT status.

      In 1999, the Company reimbursed The Glimcher Company ("TGC") and Corporate Flight, Inc. ("CFI"), each of which is wholly owned by Herbert Glimcher, approximately $1,000 and $47,000, respectively, for the use, in connection with matters related to the Company's business, of a bus owned by TGC and an airplane owned by CFI. GDC and the Company's joint ventures reimbursed the same two companies approximately $10,000 and $26,000, respectively for the use of such bus and airplane in connection with matters related to the Company's business.

      Alan R. Weiler, a trustee serving a three-year term which expires in 2002, is the Chairman and Chief Executive Officer of Archer-Meek-Weiler Agency, Inc., a general insurance agency, which has received fees from the Company in connection with the placement of certain insurance policies for the Company. The aggregate fees received by Archer-Meek-Weiler Agency, Inc. for providing such services during the fiscal year 1999 were approximately $169,000. On January 9, 1998, WSS Limited Partnership, in which Mr. Weiler and his wife are general partners ("WSS LP"), received 17,617 units of limited partnership interest in Glimcher Properties Limited Partnership ("Units") in exchange for WSS LP's contribution of its interest in the entity owning land on which the Company is constructing Polaris Towne Center in Columbus, Ohio.

      The Company and GPLP have entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, William R. Husted, George
A. Schmidt, William G. Cornely, Michael P. Glimcher and P. Martin Yates, each an executive officer of the Company (each, an "Executive"). If an Executive is an employee of the Company immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive will be entitled to receive from GPLP a lump sum severance payment equal to three times the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include
(i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares of the Company and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT. For a period of 18 months following a Change in Control of GRT, the Company will maintain in full force and effect all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

      Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or for which a tax is otherwise payable under Section 4999 of the Code, is entitled to receive from GPLP an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

      On December 3, 1999, the Company entered into an Employment Agreement (the "Agreement") with P. Martin Yates as Senior Vice President, Director of Leasing, with a term of two years commencing January 1, 2000, subject to termination for cause or death or total disability. Mr. Yates' base salary under the Agreement is $300,000 per annum, and an additional $60,000 payable in quarterly installments, and the Agreement provides that he is eligible for bonuses and incentive and equity compensation in a manner similar to those given to other company executives. Specific amounts for such bonuses and incentive and equity compensation are not named in the Agreement. The Agreement provides for a Severance Benefits Agreement with terms identical to those granted to certain other executives, as outlined above.

      On March 9, 1998, David J. Glimcher resigned as an officer of the Company, at which time Mr. Glimcher's Severance Agreement terminated and he and the Company entered into a new Severance Benefits Agreement pursuant to which the Company agreed to pay Mr. Glimcher a severance payment equal to his annual compensation (consisting of all base salary and bonuses) for fiscal 1997, as well as the bonus due him in 1998 for services rendered to the Company in 1997. Additionally, the Company agreed to pay Mr. Glimcher's medical insurance premiums under the Company's employee medical plan for 24 months commencing March 9, 1998. The Company also agreed to match all payments made by Mr. Glimcher to the Company's Retirement Savings Plan during 1997, and any payments made by Mr. Glimcher to such Plan in 1998 resulting from any bonus earned in 1997 and paid in 1998.

      On January 25, 1999, Glimcher Properties Limited Partnership ("GPLP") exercised its option to purchase 28.695 acres located adjacent to The Mall at Fairfield Commons in Beavercreek, Ohio from an Ohio limited partnership in which Herbert Glimcher has a financial interest. GPLP gave a promissory note for the entire purchase price in the amount of $5,000,000 to such partnership, with a one-year maturity, at an interest rate of 30 day LIBOR calculated on the first day of each month plus 250 basis points. The maturity date has been extended by mutual written agreement to July 26, 2000.

      On February 24, 2000, GPLP purchased 6.547 acres of land owned by TGC and located adjacent to Stewart Plaza Shopping Center in Mansfield, Ohio for a purchase price of $200,000 to accommodate the expansion of the Kroger store located in Stewart Plaza. GPLP in turn sold the property, along with a portion of the shopping center, to The Kroger Co., retaining only the small store space in the shopping center.

      The foregoing transactions were approved by the members of the Audit Committee of the Board.

Additional Information with Respect to Executive Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      On February 14, 1994, the Board established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Philip
G. Barach, Oliver Birckhead, E. Gordon Gee, Herbert Glimcher, Alan R. Weiler and Harvey Weinberg. In addition, the members of the Executive Compensation Committee administer the Employee Plan and the Trustee Plan (Messrs. Philip Barach and Harvey Weinberg administer the 1997 Plan), and the administrators determine the number of options granted to the trustees and employees of the Company under the Option Plans. Other than Herbert Glimcher, who is the Chairman and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

      It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

      The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to the officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the employee and the Company.

      The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 1999, are discussed below.

Base Salaries

      In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 1999, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive officers at certain other similar companies. In determining the base salary granted to Herbert Glimcher, the Company's Chief Executive Officer, and to William G. Cornely, the Company's Chief Operating Officer and Chief Financial Officer, for the fiscal year 1999, the Executive Compensation Committee took into account their experience and performance, as well as the Company's performance.

Annual Bonus

      In 1997 the Executive Compensation Committee approved the 1997 Plan pursuant to which executive officers were entitled to receive bonuses based on their annual base compensation and management level. In fiscal 1999, bonuses were granted to the executive officers in amounts ranging from 25% to 35% of the annual base compensation of the Named Executives. In determining the 1999 bonus amounts, the Executive Compensation Committee reviewed the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long-term strategic growth of the Company, as well as other matters deemed appropriate by the Executive Compensation Committee.

Share Options

      It is the intention of the Executive Compensation Committee to enhance the working incentive and productivity of the Company's executive officers by granting share options to such persons. The Executive Compensation Committee considers share options to be a successful method of linking the interests of executives and the trustees with those of the shareholders. In determining annual share option grants, the Executive Compensation Committee bases its decision on the individual's performance and potential to improve shareholder value.

      Share options have been and generally will continue to be granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee or a trustee of the Company until his options are fully vested and unless the Common Shares appreciate in value.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

      It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of this amount. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Conclusion

      The goal of the Executive Compensation Committee is to enhance the profitability of the Company, and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

      To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities and efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

      In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

      Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

      The foregoing report has been furnished by the Executive Compensation Committee.

March 30, 2000      Philip G. Barach    Oliver Birckhead    E. Gordon Gee
                    Herbert Glimcher    Alan R. Weiler      Harvey Weinberg

                          SHARE PRICE PERFORMANCE GRAPH

      The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 26, 19941 through December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index2 ("NAREIT Index") for the period commencing January 1, 1994 through December 31, 1999. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on January 1, 1994, and in the Common Shares on January 26, 1994 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                     ----------------------------------------------------------
                         GRT Total            NAREIT             S&P 500
                           Return                                 Index
                     ----------------------------------------------------------
                     ----------------------------------------------------------
              1/1/94              100.00              100.00             100.00
            12/31/94              117.10              103.17             101.31
            12/31/95              101.73              118.92             139.23
            12/31/96              143.65              160.86             171.19
            12/31/97              161.15              193.45             228.32
            12/31/98              124.33              159.59             293.57
            12/31/99              116.29              152.22             355.30
                     ----------------------------------------------------------

    [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATTER.]

                             < PLOT POINTS TO COME >

                        SECURITY OWNERSHIP OF MANAGEMENT

----------
(1) Since the Company did not commence operation until January 26, 1994, which is the date the Company's initial public offering was consummated, no data prior thereto is available.

(2) The NAREIT Equity REIT Total Return Index (consisting of 210 companies with a total market capitalization of $138.3 billion) is maintained by NAREIT, and is published monthly based upon the last closing prices of the preceding month.

      The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee and Named Executive and by all trustees and Named Executives as a group as of March 22, 2000.

                                                         Amount         Percent
Name and Address                                     Beneficially         of
of Beneficial Owner (1)                               Owned (2) (3)    Class (4)
-----------------------                               -------------    ---------

Herbert Glimcher(5)                                   1,715,662           6.41%

Michael P. Glimcher(6)                                  339,872           1.27%

William G. Cornely (7)                                   99,331           0.37%

George A. Schmidt (8)                                    84,882           0.32%

Alan S. Perlstein (9)                                    22,999           0.09%

Daniel E. Devine (10)                                    18,332           0.07%

Philip G. Barach (11)                                    24,100           0.09%
  Kenwood Professional Building
  9403 Kenwood Road, Suite D100
  Cincinnati, Ohio 45242

Oliver Birckhead (12)                                    28,000           0.10%
  PNC Bank, 201 East Fifth Street, Suite 1000
  Cincinnati, Ohio 45202

Wayne S. Doran (13)                                       3,000           0.01%
   Ford Motor Land Development Corp.
   One Parkland Blvd., Suite 1500 E
   Dearborn, Michigan  48126

E. Gordon Gee (14)                                       12,000           0.04%
  Brown University
  Box 1860
  Providence, RI 02912-1860

David J. Glimcher (15)                                  809,288           3.02%
    David J. Glimcher Company
    88 W. Broad St
    Columbus, Ohio 43215

                                                         Amount         Percent
Name and Address                                     Beneficially         of
of Beneficial Owner (1)                               Owned (2) (3)    Class (4)
-----------------------                               -------------    ---------

Alan R. Weiler (16)                                      49,617           0.19%
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mound Street, Suite 308
  Columbus, Ohio 43215

Harvey Weinberg (17)                                     13,500           0.05%
  104 Regents Place
  Ponte Vedra Beach, Florida 32082

All trustees and executive                                               12.37%
officers as a group (15 persons)                      3,312,270

----------

(1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

(2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(3) Several of the trustees and executive officers of the Company own Units of partnership interest in GPLP, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

(4) Amount and Percent of Class was computed based on 23,773,201 Common Shares outstanding as of March 20, 2000, and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 53,553 Common Shares held by Herbert Glimcher individually and 96,868 Common Shares held by the Herb and DeeDee Glimcher Charitable Trust of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 423,332 of Mr. Glimcher's 820,000 options, of which 50,000 options fully vested on January 26, 1997, 25,000 options vested on April 14, 1998, 25,000 options vested on April 14, 1999, 66,666 options vested on June 17, 1998, 66,666 options vested on June 17, 1999, 50,000 options fully vested on March 14, 1999, 50,000 options vested on May 29, 1999, and 90,000 options vested on March 10, 2000. Also includes 42,350 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 20,925 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews of which Mr. Glimcher's wife is trustee.

(6) Includes 157,189 Units held by Michael P. Glimcher. Also includes 77,000 of Mr. Glimcher's 232,000 options, 7,000 of which fully vested on January 26, 1997, 5,000 vested on April 14, 1998, 10,000 fully vested on March 14, 1999, 5,000 vested on April 14, 1999, 10,000 vested on May 29, 1999, and
      40,000 vested on March 10, 2000. Also includes 3,000 Common Shares held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), and 102,683 Units held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees).

(7) Includes 3,500 Common Shares held directly by William G. Cornely individually, 1,500 Common Shares held in an individual retirement account for the benefit of Mr. Cornely, and 1,000 Common Shares held by Mr. Cornely's wife. Also includes 93,331 of Mr. Cornely's 240,000 options, 6,666 of which vested on April 15, 1998, 6,666 of which vested on April 15 1999, 16,666 vested on May 29, 1999, and 63,333 vested on March 10, 2000.

(8) Includes 8,002 Common Shares held directly by George A. Schmidt individually. Also includes 76,880 of Mr. Schmidt's 231,880 options, 16,880 of which became fully vested on July 24, 1999, 5,000 of which vested on April 14, 1998, 5,000 of which vested on April 14, 1999, 10,000 of which vested on May 29, 1999, and 40,000 of which vested on March 10, 2000.

(9) Includes 2,500 Common Shares held directly by Alan S. Perlstein individually and 500 Common Shares held by Mr. Perlstein's wife. Also includes 19,999 of Mr. Perlstein's 60,000 options, 3,333 of which vested on May 29, 1999, 6,666 of which vested on March 10, 2000, and 10,000 of which becomes fully vested on March 31, 2000.

(10) Includes 18,332 of Mr. Devine's 55,000 options, 10,000 of which became fully on December 2, 1999, 1,666 of which vested on May 29, 1999 and 6,666 of which vested on March 10, 2000.

(11) Includes 12,000 options which are immediately exercisable. Also includes 12,100 Common Shares owned directly by Mr. Barach.

(12) Includes 9,500 options which are immediately exercisable. Also includes 17,000 shares owned by Mr. Birckhead individually, 1,000 Common Shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust, and 500 Common Shares owned by Mr. Birckhead's wife.

(13)  Represents options which are immediately exercisable.

(14)  Represents options which are immediately exercisable.

(15) Includes 599,582 Units held by David J. Glimcher and 3,582 Units held by The David J. Glimcher Company which is wholly owned by Mr. Glimcher. Also includes 2,670 Common Shares held by David J. Glimcher individually, 1,500 Common Shares owned by The David J. Glimcher Company, 6,907 Common Shares owned by Mr. Glimcher's wife, and 11,547 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee. Also includes 175,000 options which became fully vested upon Mr. Glimcher's departure from employment by the Company on March 9, 1998, and 8,500 options which are immediately exercisable.

(16) Includes 20,000 Common Shares held directly by Mr. Weiler, 12,000 options which are immediately exercisable, and 17,617 Units owned by a limited partnership of which Mr. Weiler and his wife are the general partners.

(17) Includes 4,000 Common Shares owned directly by Mr. Weinberg and 1,000 Common Shares owned indirectly, by Mr. Weinberg's wife. Also includes 8,500 options which are immediately exercisable.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      There is no person not a trustee or Named Executive known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares as of March 20, 2000.

                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and beneficial owners of greater than 10% are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1999, all of its trustees, executive officers and beneficial owners of greater than 10% complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1999.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 1, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

      In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                         FINANCIAL AND OTHER INFORMATION

      The Company's Annual Report for the fiscal year ended December 31, 1999, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

                                  OTHER MATTERS

      The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.

                                             By Order of the Board Trustees


                                             George A. Schmidt
                                             Secretary

March 30, 2000